Exhibit 99.2

April 19, 2019

To:                             Luckin Coffee Inc.

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman, KY1-1111

Cayman Islands

Re: Legal Opinion on Certain PRC Law Matters

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this legal opinion, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region) and as such are qualified to issue legal opinions on the PRC laws, regulations or rules effective on the date hereof (the “PRC Laws”).

We are acting as the PRC counsel for Luckin Coffee Inc. (the “Company”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, in connection with (i) the registration statement of the Company on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company of a certain number of American Depositary Shares (the “ADSs”), each representing a certain number of Class A ordinary shares of the Company, par value US$0.000002 per share, and (ii) the proposed listing on the Nasdaq Global Select Market (the “Offering”).

As used in this opinion, (A) “PRC Authorities” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC; (B) “Governmental Authorizations” means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Laws; (C) “PRC Subsidiaries” means the Company’s indirect subsidiaries organized under the PRC Laws which take the legal form of company as set out in Appendix A; (D) “Variable Interest Entity” or “VIE” means the variable interest entity incorporated in the PRC, Beijing Luckin Coffee Technology Ltd.; (E) “Group Companies” means the Company, its subsidiaries and Variable Interest Entity.  (F) “M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009; and (G) “Prospectuses” mean the prospectus, including all amendments or supplements thereto, that form parts of the Registration Statement.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Group Companies, and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements listed in Appendix B hereof (the “VIE Agreements”) and the certificates issued by the PRC Authorities and officers of the Company (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this opinion, we have assumed:

(1)             the genuineness of all the signatures, seals and chops;

(2)             the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

(3)             the truthfulness, accuracy, completeness and fairness of all factual statements contained in the Documents;

(4)             that the Documents have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents;

(5)             that all information (including factual statements) provided to us by the Group Companies in response to our enquiries for the purpose of this opinion is true, accurate, complete and not misleading, and that the Group Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(6)             that all parties have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

(7)             that all parties have duly executed, delivered and performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties;

(8)             that all Governmental Authorizations and other official statement or documentation were obtained from competent PRC Authorities by lawful means;

(9)             that all the Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them, other than PRC Laws; and

(10)      that this opinion is limited to matters of the PRC Laws effective as the date hereof. We have not investigated, and we do not express or imply any opinion on accounting, auditing, or laws of any other jurisdiction.

I.                    Opinions

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

(i)                 Based on our understanding of the current PRC Laws, (a) the ownership structure of the VIE, currently and immediately after completion of this Offering, are not in violation of applicable PRC Laws currently in effect; and (b) the VIE Agreements among Beijing Luckin Coffee Co., Ltd., the VIE and the shareholders of the VIE, governed by PRC Laws, currently and immediately after giving effect to this Offering, are legal, valid, binding and enforceable in accordance with its terms and applicable PRC Laws. However, there are substantial uncertainties regarding the interpretation and application of the existing and future PRC Laws, and there can be no assurance that the PRC Authorities may take a view that is not contrary to our opinion stated above.

(ii)              The M&A Rules, among other things, purport to require an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests held by such PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. Based on our understanding of the PRC Laws (including the M&A Rules), a prior approval from the CSRC is not required for the Offering because (a) the CSRC has not issued any definitive rule or interpretation concerning whether offering such as the Offering contemplated by the Company are subject to M&A Rules; (b) the PRC subsidiaries were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the Company’s beneficial owners; and (c) there is no provision in the M&A Rules that clearly classifies the VIE Agreements and arrangement as a kind of merger and acquisition transaction falling under the M&A Rules. However, substantial uncertainties still exist as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

(iii)           The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocal arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(iv)          We are of the opinion that, as of the date hereof, the discussions of PRC taxation in the Prospectuses are true and accurate based on the PRC Laws; and the statements of law and legal conclusions in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation” constitute our opinion as to the material tax consequences of an investment in the ADSs under the PRC Laws.

(v)             All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities” “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” “Business”, “Regulation” and “Related Party Transactions”, in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material aspects, and did not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

II.               Qualifications

This opinion is subject to the following qualifications:

(a)             This opinion is, in so far as it relates to the validity and enforceability of a contract, subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights, (iii) certain equitable, legal or statutory principles affecting the validity and enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary at the conclusions thereof; and (v) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.

(b)             This opinion is subject to the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(c)              This opinion relates only to PRC Laws and there is no assurance that any of such PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We express no opinion as to any laws other than PRC Laws.

(d)             This Opinion is issued based on our understanding of the explicit provisions under the current PRC Laws. The interpretation and implementation of the PRC Laws and their application to and effect on the legality, binding force and enforceability of contracts are subject to the further clarification and final discretion of the competent PRC Authorities.

(e)              This opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement submitted to the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Regulation”, “Taxation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ King & Wood Mallesons
King & Wood Mallesons

Appendix A

List of PRC Subsidiaries

1	Beijing Luckin Coffee Co., Ltd.
2	Tianjin Luckin Coffee Co., Ltd.
3	Luckin Coffee (China) Co., Ltd.
4	Luckin Coffee E-commerce (Pingtan) Co., Ltd.
5	Beijing Ruiji Coffee Co., Ltd
6	Luckin Coffee Food (Tianjin) Co., Ltd.
7	Luckin Coffee Roasting (Tianjin) Co., Ltd.
8	Luckin Coffee (Dongguan) Co., Ltd.
9	Luckin Coffee (Ningbo) Co., Ltd.
10	Luckin Coffee (Dalian) Co., Ltd.
11	Luckin Coffee (Wuxi) Co., Ltd.
12	Luckin Coffee (Changsha) Co., Ltd.
13	Luckin Coffee (Zhengzhou) Co., Ltd.
14	Luckin Coffee (Qingdao) Co., Ltd.
15	Luckin Coffee (Suzhou) Co., Ltd.
16	Luckin Coffee (Xi’an) Co., Ltd.
17	Luckin Commerce and Trade (Chengdu) Co., Ltd.
18	Luckin Coffee (Chongqing) Co., Ltd.
19	Luckin Coffee (Shanghai) Co., Ltd.
20	Luckin Coffee (Wuhan) Co., Ltd.
21	Luckin Coffee (Fuzhou) Co., Ltd.
22	Luckin Coffee (Nanjing) Co., Ltd.
23	Luckin Coffee (Hangzhou) Co., Ltd.
24	Jinan Luckin Coffee Co., Ltd.
25	Luckin Coffee (Xiamen) Co., Ltd.
26	Luckin Coffee (Chengdu) Co., Ltd.
27	Luckin Coffee (Guangzhou) Co., Ltd
28	Luckin Coffee (Shenzhen) Co., Ltd.
29	China Construction Datang (Tianjin) Engineering Design Co., Ltd.
30	China Construction Datang Building (Shenzhen) Co., Ltd.
31	Shanghai Fuen Coffee Co., Ltd.
32	Beijing Qianlei Ruiyan Restaurant Co., Ltd.
33	Luckin Coffee (Shaoxing) Co., Ltd.
34	Luckin Coffee (Nantong) Co., Ltd.
35	Luckin Coffee (Foshan) Co., Ltd.
36	Luckin Business Management (Beijing) Co., Ltd.
37	Luckin Coffee Roasting (Xiamen) Co., Ltd.
38	Luckin Coffee Information Technology (Xiamen) Co., Ltd.
39	Luckin Coffee (Yangzhou) Co., Ltd.
40	Luckin Coffee Food (Nanjing) Co., Ltd.
41	Luckin Coffee (Changzhou) Co., Ltd.
42	Luckin Coffee (Hefei) Co., Ltd.
43	Luckin Coffee (Shenyang) Co., Ltd.
44	Luckin Coffee (Kunming) Co., Ltd.
45	Luckin Coffee (Jiaxing) Co., Ltd.
46	Luckin Coffee (Quanzhou) Co., Ltd.
47	Luckin Coffee (Taiyuan) Co., Ltd.

48	Luckin Coffee (Guiyang) Co., Ltd.
49	Luckin Coffee (Wenzhou) Co., Ltd.
50	Luckin Coffee (Zhuhai) Co., Ltd.
51	Shijiazhuang Luckin Coffee Co., Ltd.
52	Luckin Tiangong (Beijing) Information Technology Ltd.
53	Nanchang Luckin Coffee Co., Ltd.
54	Luckin Coffee (Zhongshan) Co., Ltd.
55	Luckin Coffee (Zhenjiang) Co., Ltd.

Appendix B

List of VIE Agreements

1.                  the Master Exclusive Service Agreement between Beijing Luckin Coffee Co., Ltd. and Beijing Luckin Coffee Technology Ltd. dated July 20, 2018;

2.                  the Business Cooperation Agreement among Beijing Luckin Coffee Co., Ltd., Beijing Luckin Coffee Technology Ltd. and the shareholders of Beijing Luckin Coffee Technology Ltd. dated July 20, 2018;

3.                  the Exclusive Option Agreement among Beijing Luckin Coffee Co., Ltd., Beijing Luckin Coffee Technology Ltd. and the shareholders of Beijing Luckin Coffee Technology Ltd. dated July 20, 2018;

4.                  the Share Pledge Agreement among Beijing Luckin Coffee Co., Ltd. and the shareholders of Beijing Luckin Coffee Technology Ltd. dated September 20, 2018;

5.                  the Proxy Agreement and Power of Attorney among Beijing Luckin Coffee Co., Ltd., Beijing Luckin Coffee Technology Ltd. and the shareholders of Beijing Luckin Coffee Technology Ltd. dated July 20, 2018;

6.                  the Confirmation and Guarantee Letters entered into respectively by Zhiya Qian dated September 20, 2018 and by Min Chen dated September 20, 2018;

7.                  the Spousal Consent entered into by Min Chen’s spouse dated September 20, 2018.